Exhibit 3.8

OPERATING AGREEMENT

OF

GOLDEN NUGGET EXPERIENCE, LLC

a Nevada limited liability company

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933,15 U.S.C. §15b ET SEQ. AS AMENDED (THE “FEDERAL ACT”), OR REGISTERED WITH OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT AND THE STATE ACTS. NO SALE OR OTHER TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN TO, OR RECEIPT OF ANY CONSIDERATION THEREFOR, MAY BE MADE IF THE PROPOSED SALE OR OTHER TRANSFER OF THESE SECURITIES AFFECTS THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND ANY SUCH PROPOSED SALE OR OTHER TRANSFER MUST BE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS AND THESE SECURITIES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.

OPERATING AGREEMENT

OF

GOLDEN NUGGET EXPERIENCE, LLC

a Nevada limited-liability company

This Operating Agreement (“Agreement”) is made and entered into as of the 26th day of May, 2000, by and among the undersigned, GNLV Corp., a Nevada corporation, which constitutes the sole member (“Member”) of Golden Nugget Experience, LLC, a Nevada limited-liability company (the “Company”), and the Company, with reference to the recitals set forth below.

R E C I T A L S

A.                                   The undersigned Member has caused the Company to be organized pursuant to the provisions of the Act (as defined below); and

B.                                     The Member and the Company desire by this Agreement to set forth their agreement as to the relationship between them and as to the conduct of the business and the internal affairs of the Company.

THEREFORE, in consideration of the mutual covenants, agreements and promises made herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Act.  “Act” shall mean Chapter 86 of the NRS.

Affiliate.  “Affiliate” means with respect to a specified Person, any other Person who or which is (a) a principal of the specified Person, (b) directly or indirectly controlling, controlled by or under common control with a the specified Person, or (c) any member, director, officer, manager, relative or spouse of the specified Person. For purposes of this definition, “control”, “controlling”, “controlled” mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

Agreement.  “Agreement” means this Operating Agreement, as amended from time to time.

Articles.  “Articles” means the Articles of Organization of the Company as filed with the Secretary of State of Nevada, as amended from time to time.

Capital Account.  “Capital Account” means the capital account maintained for the Member in accordance with this Agreement and the applicable provisions of the Code.

Capital Contribution.  “Capital Contribution” means the total amount of cash and the agreed fair market value (net of liabilities) of any property contributed at any time to the capital of the Company by the Member.

Cash Available For Distribution.  “Cash Available For Distribution” means an amount equal to the total cash revenues generated by or received from the Company’s operations (including proceeds from the sale of Company assets or the refinancing of any loan to the Company) which is available in the accounts of the Company, less (i) payments on indebtedness (including, without limitation, principal and accrued but unpaid interest, and including loans or advances by the Member), (ii) payments for operating expenses, capital improvements, replacements and all other cash expenditures incurred incident to the normal operation of the Company’s business, and for legal, accounting, brokerage or similar service fees, and (iii) reasonable reserves established by the Member, based on an assessment of the Company’s needs, set aside or allocated for working capital, the payment of debt service, taxes, insurance and other anticipated costs and expenses incident to the ownership and operation of the Company’s business.

Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

Covered Person.  “Covered Person” means (a) the Member or any Affiliate of the Member, (b) any officers, directors, stockholders, members, partners, employees, representatives or agents of the Member, (c) any officer, employee, representative or agent of the Company or its Affiliates, or (d) any Person who was, at the tune of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

Fiscal Year.  “Fiscal Year” means the taxable year of the Company as determined under the Code, the Treasury Regulations or any other applicable laws.

Interest.  “Interest” means the entire ownership interest of the Member in the Company, including the right of the Member to any and all benefits to which a member may be entitled as provided under the Act and this Agreement.

NRS.  “NRS” means the Nevada Revised Statutes, as amended from time to time.

Person.  “Person” means a natural person, any form of business or social organization and any other nongovernmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.

Records Office.  “Records Office” means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS Section 86.241, except that none of the lists required to be maintained pursuant to NRS Section 86.241 need be maintained in alphabetical order, nor shall the Company be required to maintain at its Records Office copies of powers of attorney except those relating to the execution of the Articles and this Agreement.

Secretary of State.  “Secretary of State” means the office of the Nevada Secretary of State.

Treasury Regulations.  “Treasury Regulations” means the federal income tax regulations promulgated by the U.S. Treasury Department under the Code and codified at Title 26 of the Code of Federal Regulations, as amended from time to time.

ARTICLE II
INTRODUCTORY MATTERS

2.1                                 Records Office.  The Company shall continuously maintain in the State of Nevada a Records Office. As of the date hereof, the Records Office shall be 129 East Fremont Street, Las Vegas, Nevada. The Records Office may be changed to another location within the State of Nevada as the Member may from time to time determine.

2.2                                 Other Offices.  The Company may establish and maintain other offices at any time and at any place or places as the Member may designate or as the business of the Company may require.

2.3                                 Resident Agent and Registered Office.  The resident agent of the Company for service of process shall be as set forth in the Articles or as changed by the Member from time to time. Company shall have as its registered office in the State of Nevada the street address of its resident agent.

2.4                                 Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

2.5                                 Purpose of the Company.  The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.4, including, but not limited to, the power and authority to:

(a)                                  borrow money and issue evidence of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(b)                                 conduct its business and operations in any state, territory, district or possession of the United States or in any foreign county that may be necessary or convenient to the accomplishment of the purpose of the Company;

(c)                                  acquire, by purchase, lease, contribution of property or otherwise, and own hold, maintain, finance, improve, lease, sell, convey, mortgage, transfer,

demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(d)                                 enter into, perform and carry out contracts of any kind, including without limitation, contracts with the Member or any Affiliate that are necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

(e)                                  purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign entities;

(f)                                    lend money for any proper purpose, invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

(g)                                 sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(h)                                 appoint employees, agents and officers of the Company, and define their duties and fix their compensation;

(i)                                     indemnify any person or entity and obtain any and all types of insurance;

(j)                                     cease its activities and cancel its insurance;

(k)                                  negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waiver, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(l)                                     pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities; and

(m)                               make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

ARTICLE III
CAPITAL CONTRIBUTIONS

3.1                                 Initial Capital.  The initial capital of, the Company shall be the Capital Contribution of the Member on or prior to the date hereof in such amount or value as is set forth opposite the name of the Member on Schedule I attached hereto, such Capital Contribution made in exchange for a 100% ownership and profits interest in the

Company. The Member is not required to make any additional Capital Contributions to the Company.

3.2                                 Capital Account.  The Capital Account shall be established on the Company’s books representing the Member’s Capital Contributions to the Company. The Capital Account shall, for book purposes, be separated into a contribution account and an income (loss) account maintained in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The Capital Account of the Member shall be credited with the amount of the initial Capital Contribution and any subsequent Capital Contributions upon receipt thereof by the Company. The Member’s Capital Account shall be increased and decreased, as reasonably determined by the Member, and as required by this Agreement, the Code and the Treasury Regulations.

3.3                                 Special Rules With Respect to the Capital Account.

(a)                                  Consideration of Code.  Notwithstanding any other provision of this Agreement, the Member’s Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations, including Treasury Regulations Section 1.704-1 (b)(2)(iv).

(b)                                 Time of Adjustment.  For purposes of computing the balance in the Capital Account, no credit shall be given for any Capital Contribution which the Member is to make until such Capital Contribution is actually received by the Company.

(c)                                  Intent to Comply with Treasury Regulations.  All provisions of this Agreement relating to the maintenance of the Capital Account are intended to comply with Treasury Regulations Section 1.704 1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Member shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1 (b).

3.4                                 Federal Income Tax Elections.  The Company may make all elections for federal income tax purposes, including but not limited to an election pursuant to Code Section 754 to adjust the basis of the Company’s assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Company, upon the adjustment to the basis of the Company’s assets, the Capital Account shall be adjusted in accordance with the requirements of Treasury Regulations Section 1.704 1(b)(2)(iv)(m).

3.5                                 Rights with Respect to Capital; Interest.  The Member shall not have the right to withdraw or receive any return of any Capital Contribution, and no Capital Contribution must be returned in the form of property other than cash except as specifically provided herein. No interest shall be paid or credited to the Member on the Capital Account or upon any undistributed profits left on deposit with the Company.

ARTICLE IV
PROFITS AND LOSSES

4.1                                 Profits and Losses.  The Company’s profits and losses for any Fiscal Year shall be allocated and credited to the Capital Account.

4.2                                 Federal Income Tax.  It is the intent of the Company and the Member that the Company will be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

ARTICLE V
DISTRIBUTIONS

5.1                                 Operating Distributions.  Subject to Section 5.2, the Company’s Cash Available For Distribution shall, at such times as the Member deems advisable, be distributed to the Member.

5.2                                 Limitations on Distribution.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate the NRS or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound, but instead shall make such distribution as soon as practicable such that the making of such distribution would not cause such violation, breach or default.

ARTICLE VI
MEMBERSHIP

6.1                                 Limitation of Liability.  The Member shall not be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except as provided by law or in an agreement signed by the Member. The Member shall not be required to loan any funds to the Company, nor shall the Member be required to make any contribution to the  Company, nor shall the Member be subject to any liability to the Company or any third party, as a result of the Member’s negative Capital Account balance. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company by agreement with the Company.

6.2                                 Powers of the Member.  The Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, appropriate or convenient to or for the furtherance of the purpose of the Company, including, without limitation, the power and authority to execute all documents and instruments, perform all duties and powers, and do all things on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company. The Member is an agent of the Company’s business and the actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company.  The Member shall be the sole Person with the power to bind the

Company except and to the extent that such power is expressly delegated to any other Person by the Member in this Agreement or in writing or by oral communication, and such delegation shall not cause the Member to cease to be the Member.  There shall not be a “manager” (within the meaning of the Act) of the Company.

6.3                                 Election of Officers.  The Member may from time to time appoint any individuals as officers with such titles as the Member may deem appropriate (including but not limited to those titles listed on Exhibit “A” hereto). Such officers shall serve until their successors are duly appointed or until their earlier removal or resignation. Any officer appointed by the Member may be removed at any time by the Member and any vacancy in any office shall be filled by the Member. Subject to the provisions of this Agreement and the authority of the Member to alter such duties, authorities, responsibilities and titles as the purpose or business of the Company may require in the reasonable Judgment of the Member, the officers shall have the duties, authorities and responsibilities forth on Exhibit “A” hereto.

6.4                                 Transfer of Interest.  The Interest of the Member is personal property, and such Interest may be transferred or assigned, in whole or in part, in the sole discretion of the Member.

ARTICLE VII
DISSOLUTION OF THE COMPANY AND
TERMINATION OF A MEMBER’S INTEREST

7.1                                 Dissolution.  The Company shall be dissolved and its affairs wound up as determined by the Member.

7.2                                 Resignation.  Subject to applicable law, the Member may not resign from the Company before the dissolution and winding up of the Company. Any right of the Member under applicable law to demand a return of the Capital Contribution prior to dissolution is hereby waived.

7.3                                 Distribution on Dissolution and Liquidation.  In the event of the dissolution of the Company for any reason (including the Company’s liquidation within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(g)), the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 7.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

(a)                                  the Member shall elect or appoint a liquidator;

(b)                                 the liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to the Member;

(c)                                  the assets of the Company shall be liquidated by the liquidator as promptly as possible, but in an orderly and businesslike manner; the liquidator may, in the exercise of its business judgment, determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind based upon the fair market value as of the date of such distribution;

(d)                                 any profits or losses realized by the Company upon the sale of its assets shall be recognized and allocated to the Member;

(e)                                  the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

(i)                                     to the expenses of liquidation;

(ii)                                  to the payment of the debts and liabilities of the Company;

(iii)                               to the setting up of any reserves which the liquidator shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Member arising out of or in connection with the Company. Such reserves shall be held by the liquidator or paid over to a bank or title company selected by it, to be held by such bank or title company as escrow holder or liquidator for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above; and

(iv)                              the balance (including amounts released from any unnecessary reserves set up pursuant to Section 7.3(e)(iii)), if any, to the Member.

ARTICLE VIII
LIABILITY, EXCULPATION AND INDEMNIFICATION

8.1                                 Exculpation.

(a)                                  No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Member or an appropriate officer or employee of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, fraud or willful misconduct.

(b)                                 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

8.2                                 Fiduciary Duty.  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, then, to the fullest extent permitted by applicable law, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for its good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person,

8.3                                 Indemnity.  The Company does hereby indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such Covered Person is or was a Member, Affiliate, officer, employee or agent of the Company or was or is or was serving at the request of the Company as a member, manager, officer, employee or agent of another limited liability company, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by such Covered Person in connection with the action, suit or proceeding if such Covered Person acted in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such Covered Person had reasonable cause to believe that such Covered Person’s conduct was unlawful.

8.4                                 Indemnity for Actions By or In the Right of the Company.  The Company does hereby indemnify each Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Covered Person is or was a Member, Affiliate, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such Covered Person in connection with the defense or settlement of the action or suit if such Covered Person acted in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which a Covered Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

8.5                                 Indemnity If Successful.  To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.3 and 8.4, or in defense of any claim, issue or matter therein, the Company does hereby indemnify such Covered Person against expenses, including attorneys’ fees actually and reasonably incurred by such Covered Person in connection with the defense.

8.6                                 Determination of Right to Indemnification.  Any indemnification under Sections 8.3 and 8.4, unless ordered by a court or advanced pursuant to Section 8.7 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. The determination must be made:

(a)                                  by the Member; or

(b)                                 by independent legal counsel in a written opinion, (i) if the Member so orders, or (ii) if the Member is a party to the action, suit or proceeding.

8.7                                 Advance Payment of Expenses.  The expenses of the Member incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member is not entitled to be indemnified by the Company.  The provisions of this subsection do not affect any rights to advancement of expenses to which personnel of the Company other than the Member may be entitled under any contract or otherwise by law.

8.8                                 Other Arrangements Not Excluded.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII;

(a)                                  do not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under the Articles or any agreement, except that indemnification, unless ordered by a court pursuant to Section 8.4 or for the advancement of expenses made pursuant to Section 8.7, may not be made to or on behalf of Person if a final adjudication establishes that such Persons acts or omissions involved intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action; and

(b)                                 continue for a Person who has ceased to be a Member, employee or agent and inures to the benefit of such Persons heirs, executors and administrators.

8.9                                 Assets of the Company.  Any indemnification under this Article VIII shall be satisfied solely out of the assets of the Company.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1                                 Securities under the UCC.  All Interests in the Company shall be deemed securities governed by Article 8 of the Uniform Commercial Code in effect on this date in the State of Nevada and shall bear a legend to that effect.

9.2                                 Notices.  All notices to be given hereunder shall be in writing and shall be addressed to the party at such party’s last known address or facsimile number appearing on the books of the Company. If no such address or facsimile number has been provided, it will be sufficient to address any notice (or fax any notice that may be faxed) to such party at the Records Office of the Company. Notice shall, for all purposes, be deemed given and received, (a) if hand delivered, when the notice is received, (b) if sent by United States mail (which must be by first class mail with postage charges prepaid), three (3) days after it is posted with the United States Postal Service, (c) if sent by a nationally recognized overnight delivery service, when the notice is received, or (d) if sent by facsimile, when the facsimile is transmitted and confirmation of complete receipt is received by the transmitting party during normal business hours. If any notice is sent by facsimile, the transmitting party shall send a duplicate copy of the notice to the parties to whom it is faxed by regular mail. If notice is tendered and is refused by the intended recipient, the notice shall nonetheless be considered to have been given and shall be effective as of the date of such refusal. The contrary notwithstanding, any notice given in a manner other than that provided in this Section that is actually received by the intended recipient shall be deemed an effective delivery of such notice.

9.3                                 Insurance.  The Company may purchase and maintain insurance, to the extent and in such amounts as the Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Member shall determine, against any liability that may be asserted against or expenses that mail be incurred by any such Person in connection with the activities of the Company.

9.4                                 Membership Certificate.  The Company may issue a certificate to the Member to represent the Interest in the Company upon execution of this Agreement and the payment of the initial Capital Contribution.

9.5                                 Complete Agreement.  This Agreement, together with the Articles to the extent referenced herein, constitute the complete and exclusive agreement and understanding of the Member and the Company with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memoranda and understandings, whether written or oral, by and among the Member and the Company.

9.6                                 Amendments.  This Agreement may be amended only by a writing signed by the Member and the Company.

9.7                                 Applicable Law; Jurisdiction.  This Agreement, and the rights and obligations of the parties hereto, shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws of that State.

9.8                                 Interpretation.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

9.9                                 Counterparts and Facsimile Copies.  Facsimile copies of this Agreement, any counterpart of this Agreement or any approval or written consent of the Member, and facsimile signatures hereon or thereon, shall have the same force and effect as originals.

9.10                           Severability.  If any provision of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision shall be deemed severable and the remainder of this Agreement, and all applications thereof, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

9.11                           Waivers.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

9.12                           No Third Party Beneficiaries.  This Agreement is made solely among and for the benefit of the Member and the Company and their respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

[signature page to follow]

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

MEMBER:

GNLV, Corp., a Nevada corporation

By:	/s/ Robert D. Sheldon
Name:	Robert D. Sheldon
Title:	President

COMPANY:

Golden Nugget Experience, LLC, a Nevada limited-liability company

By:	GNLV, Corp., a Nevada corporation, its sole Member

	By:	/s/ Robert D. Sheldon
	Name:	Robert D. Sheldon
	Title:	President

SCHEDULE I

Member’s Name:	GNLV, Corp.

Member’s Address:	c/o Golden Nugget Hotel & Casino 129 East Fremont Street Las Vegas, Nevada 89101

Member’s Initial Capital Contribution:	300 Voting Units and 180 Non-Voting Units in the Fremont Street Experience Limited Liability Company, a Nevada limited liability company

Member’s Percentage Interest:	100%

EXHIBIT “A”

DUTIES, AUTHORITIES, RESPONSIBILITIES AND TITLES OF THE OFFICERS OF THE COMPANY

President.  The president shall be the chief executive officer of the Company and shall direct the business and affairs of the Company, with full power and authority to represent and bind the Company and execute in the name and on behalf of the Company all contracts, agreements, instruments and documents into which the Company is authorized to enter and as required or designated by the Member to be signed by the president or chief executive officer (to the extent such responsibilities have not been expressly delegated by the Member to some other officer or agent of the Company).

Vice President.  Any vice president of the Company shall be vested with all the powers and perform all the duties of the president whenever the president is absent or unable to act (including the power and authority to represent and bind the Company and execute in the name and on behalf of the Company all contracts, agreements, instruments and documents into which the Company is authorized to enter and as required or designated by the Member to be signed by the president or vice president) and such other duties as shall be prescribed by the Member or the president.

Secretary.  The secretary shall keep, or cause to be kept, the proceedings and written consents of the Member, if any, and the Articles and Operating Agreement in books provided for that purpose.  The secretary shall attend to the giving and service of all notices of the Company, may execute in the name and on behalf of the Company all contracts, agreements, instruments and documents into which the Company is authorized to enter and as required by this Agreement or as required or designated by the Member to be signed by the secretary (to the extent such responsibilities have not been expressly delegated by the Member to some other officer or agent of the Company), shall have charge or designate control of the membership certificate and transfer ledgers, and such other books and papers as the Member may direct, and shall, in general, perform all duties incident to the office of the secretary.

Treasurer.  The treasurer shall be the chief financial officer of the Company and shall have custody of all of the funds and securities of the Company, subject to the supervision and control of the Member.  When necessary or proper. the treasurer shall endorse on behalf of the Company for collection checks, notes. and other obligations, and shall deposit all monies to the credit of the Company in such bank: or banks or other depository as the Member may designate, and shall sign all receipts and vouchers for payments made by the Company.  The treasurer may sign all bills of exchange and promissory notes of the Company, shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the Company as the Member shall designate, may execute in the name and on behalf of the Company all contracts, agreements, instruments and documents into which the Company is authorized to enter and as required by this Agreement yr as required or designated by the Member to be signed by the treasurer or chief financial officer (to the extent such responsibilities have not been expressly delegated by the

Member to some other officer or agent of the Company).  The treasurer shall enter, or cause to be entered, regularly in the financial records of the Company, to be kept for that purpose, full and accurate accounts of all movies received and paid on account of the Company and, whenever required by the Member, the treasurer shall render a statement of any or all accounts.  The treasurer shall at all reasonable times exhibit the books of account to the Member and shall perform all acts incident to the positions of treasurer and chief financial officer subject to the control of the Member.